UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 6, 2015

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Ste. 510, Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

The Cosi, Inc. (the “Company’s”) Form S-8 Registration Statement, filed on July 2, 2015, registers the potential sale of up to an additional 1,500,000 shares of common stock under the Company’s Amended and Restated Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan, which shares were approved for issuance by the Company’s stockholders on August 26, 2015.  The Form S-8 also covers up to 874,164 shares of unregistered common stock that were issued to certain employees of the Company in 2014 in order to induce them to enter into employment with the Company, including 829,164 shares issued to R.J. Dourney, the Company’s Chief Executive Officer and President (collectively, the “Reoffer Shares”).

Mr. Dourney and the other employees referenced in the registration statement as selling stockholders have informed the Company that they do not have any present intention to sell or otherwise dispose of the Reoffer Shares.  Mr. Dourney and such employees may effect sales of the Reoffer Sales in the future depending upon market conditions and personal considerations.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2015	Cosi, Inc.

	By:	/s/ Vicki Baue
Name: Vicki Baue
Title: V. P. and General Counsel, CCO